UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 20, 2021

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5770 Armada Drive, Carlsbad, CA 92008
(Address of principal executive offices) (Zip Code)
(760) 727-8399
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SPNE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 22, 2021, SeaSpine Holdings Corporation (the “Company”) entered into an Arrangement Agreement (as amended, the “Arrangement Agreement”), with 7D Surgical Inc., a corporation incorporated under the laws of the Province of Ontario (“7D Surgical”), Project Maple Leaf Acquisition ULC, an unlimited liability company incorporated under the laws of the Province of British Columbia and wholly owned subsidiary of the Company (“Purchaser Sub”), and Michael Cadotte and Joel Rose, as the 7D Surgical shareholders’ representatives (the “Representatives”), pursuant to which the Company through Purchaser Sub agreed to acquire all outstanding common shares of 7D Surgical, including those 7D Surgical shares issuable upon exercise of outstanding options (collectively, the “7D Shares”). On May 20, 2021 (the “Closing Date”), the Arrangement was consummated by way of a court-approved plan of arrangement under Ontario law (the “Plan of Arrangement”) and 7D Surgical became a wholly owned subsidiary of the Company (the “Acquisition”).

Pursuant to the Arrangement Agreement and the Plan of Arrangement, on the Closing Date, the Company acquired 7D Surgical for a total purchase price comprised of $27.5 million in cash (subject to adjustments as provided for in the Arrangement Agreement for 7D Surgical closing cash, working capital and net indebtedness), 2,991,054 shares of the Company’s common stock (the “Company Shares”) and 1,298,648 Exchangeable Shares (as defined below). Pursuant to the Arrangement Agreement, Canadian-resident 7D Surgical shareholders could elect to receive, in lieu of the Company Shares, an equivalent number of Class B common shares of Purchaser Sub (the “Exchangeable Shares”), which will be exchangeable on a 1:1 basis for shares of the Company’s common stock, subject to customary adjustments. The Company may require all outstanding Exchangeable Shares to be exchanged upon the occurrence of certain events and at any time following the fifth anniversary of the Closing Date. While outstanding, holders of Exchangeable Shares will be entitled to receive dividends economically equivalent to the dividends declared by the Company with respect to the Company’s common stock, but will not be entitled to cast votes on matters for which holders of the Company’s common stock are entitled to vote.

The Company Shares and the Exchangeable Shares were issued in connection with the consummation of the Plan of Arrangement pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(10) of the Securities Act based on the final order of the Ontario Superior Court of Justice issued on May 14, 2021, approving the Plan of Arrangement following a hearing by the court upon the fairness of the terms and conditions on which all persons to whom it is proposed the securities will be issued had the right to appear. The Company agreed to register for resale all shares of Company common stock issuable in exchange for the Exchangeable Shares on a registration statement to be effective within ninety days of the Closing Date.

The foregoing descriptions of the Arrangement Agreement and the Amendment Agreement are not complete and are qualified in their entirety by reference to the Arrangement Agreement and Amendment Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 2.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired

The financial statements of 7D Surgical required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report is required to be filed.

(b)    Pro Forma Financial Information

The financial statements of 7D Surgical required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report is required to be filed.

(d) The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1†
Arrangement Agreement, dated March 22, 2021, by and among SeaSpine Holdings Corporation, 7D Surgical Inc., Project Maple Leaf Acquisition ULC and Michael Cadotte and Joel Rose (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
†	Portions of this exhibit (indicated by asterisks) will be omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SEASPINE HOLDINGS CORPORATION

Date:	May 21, 2021	By:	/s/ Patrick Keran
Name: Patrick Keran
Title: Senior Vice President, General Counsel